UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 21, 2017

CORPORATE CAPITAL TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	814-00827	27-2857503
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On September 21, 2017, Corporate Capital Trust, Inc. (the “Company”) reconvened its annual meeting of shareholders (the “Annual Meeting”) at which a quorum was present in person or by proxy. The Annual Meeting was initially called to order on August 3, 2017 and was adjourned on such date until September 5, 2017, at which time it was adjourned again with respect to certain proposals to permit additional time to solicit shareholder votes for such proposals.

The proposals are described in detail in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (“SEC”) on May 25, 2017. As of May 24, 2017, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, 305,921,919 shares of common stock were eligible to be voted, and 198,613,702 of those shares were voted in person or by proxy at the reconvened Annual Meeting on September 21, 2017. Shareholders were asked to consider and act upon the following five proposals, of which three received the requisite number of votes to pass.

Proposal 4: Proposals to amend and restate the Company’s existing charter (the “Existing Charter”) to reflect amendments described in the Proxy Statement, which will become effective upon a listing of the Company’s shares of common stock on a national securities exchange (a “Listing”), such as the New York Stock Exchange (“NYSE”):

i.                        4B: Removal of a provision in the Existing Charter that requires shareholder approval for the Company to change the nature of its business in a manner that would cause the Company to cease to be treated as a business development company. This proposal was passed, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
156,883,715	9,144,160	12,789,149	19,796,678

ii.                        4C(ix): Removal of provisions in the Existing Charter relating to the exculpation and indemnification of the Company’s directors and officers which were, in part, required by the Omnibus Guidelines promulgated by the North American Securities Administrators Association, Inc. This proposal was passed, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
155,483,933	9,335,930	13,997,161	19,796,678

iii.                        4D: Addition of a provision permitting the Company to limit a shareholder’s right to inspect the books and records of the Company if the board of directors determines that such shareholder has an improper purpose for requesting such inspection. This proposal was passed, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
156,864,192	9,207,503	12,745,329	19,796,678

iv.                        4E: Addition of a provision to the increase the vote required to effect changes to certain charter provisions to 80% of all the votes entitled to be cast on the matter; provided that if any such change or action is first approved by two-thirds of the directors serving at the time of a Listing (together with directors nominated by such directors), then it will require approval only by a majority of all the votes entitled to be cast on such matter. This proposal was not passed, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
159,700,828	6,305,244	12,810,952	19,796,678

i.                        4F: Addition of a provision to require a stockholder vote of 80% of all the votes entitled to be cast to effect a dissolution or liquidation of the Company and any amendment to provisions of the Company’s charter relating to the size of the Company’s board of directors and the term of directors. This proposal was not passed, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
160,186,946	5,905,970	12,724,108	19,796,678

The meeting was concluded on September 21, 2017.

Item 8.01. Other Events

Plans for Potential Listing of Shares

As previously disclosed, subject to market conditions and final Board approval, the Company anticipates pursuing a Listing on the NYSE in the period following receipt of approvals of certain of the proposals described in the Proxy Statement. Now that the Company’s Annual Meeting has concluded, the Company continues to take steps to prepare for a Listing of its shares on the NYSE. Additional details regarding a Listing, if and when available, will be filed with the SEC; however, there can be no assurance that the Company will be able to complete a Listing in any certain timeframe or at all.

Certain information about distributions

As previously announced, the Company's next regular monthly cash distribution will be paid on or about September 29, 2017 to shareholders of record on the monthly record date of September 28, 2017. Following a potential Listing, the Company currently expects that distributions will be declared and paid to shareholders of record on a quarterly instead of on a monthly basis. The payment of any cash distributions is subject to applicable legal restrictions and is within the sole discretion of the Board, and therefore, there can be no assurance as to the amount or timing of any such future distributions.

Forward Looking Statements

The information in this report may include “forward-looking statements.” These statements are based on the beliefs and assumptions of the Company’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from the Company’s expectations include those disclosed in the Company’s filings with the SEC. The Company undertakes no obligation to update such statements to reflect subsequent events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2017	CORPORATE CAPITAL TRUST, INC. a Maryland Corporation

	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar Chief Financial Officer